Exhibit 99.1

For Immediate Release:	For further information, contact:
Patrick Cassidy
ir@mariner-energy.com
(713) 954-5558

Mariner Energy Reports 2008 First-Quarter Earnings Results and Operational Highlights
• Net income up 89% and fully-diluted earnings per share up 82% compared with first quarter 2007
• Revenues increased 49% compared with same period a year ago
• Period-over-period average daily production up 22%
Houston, TX — May 6, 2008, Mariner Energy, Inc. (NYSE: ME) today reported record quarterly revenues, income and production for the three-month period ended March 31, 2008. Net income for the 2008 first quarter was $72.1 million, an increase of 89% compared with the same period of 2007. Fully-diluted earnings per share (EPS) were $0.82, up 82% from $0.45 fully-diluted EPS reported for the first quarter 2007. Other financial and operational highlights for the 2008 first quarter include:
•	Average daily production increased to 344 million cubic feet of natural gas equivalent per day (MMcfe/d), up 22% compared with the same period of 2007.

•	Total revenues increased 49% to $315.9 million, up from the $211.6 million reported for first quarter a year ago.

•	Net cash provided by operations for the first quarter 2008 increased 39% to $214.2 million, up from $153.6 million for the first quarter 2007.

•	Mariner completed several significant transactions and projects, including the previously-disclosed acquisition in January of an indirect subsidiary of StatoilHydro ASA owning substantially all of its Gulf of Mexico shelf properties, the start-up in February of production from the Bass Lite and Northwest Nansen fields in the deepwater Gulf of Mexico, and purchase in February of additional working interests in the Mariner-operated Spraberry Aldwell Unit in West Texas, which complements the year-end 2007 West Texas acquisition. The company also was the apparent high bidder on 19 blocks in the U.S. Minerals Management Service’s Central Gulf of Mexico lease sale held during March. One block has already been awarded.
“We are clearly pleased with the performance for the quarter. Our strategy of balanced growth is working well, with solid contributions from each of our core areas. Consistent with our objective of focused and efficient growth, we completed transactions and projects that we believe will generate near-term and long-term shareholder value. We believe we are on track to deliver excellent results in 2008,” said Scott D. Josey, Chairman, Chief Executive and President of Mariner Energy.
FIRST QUARTER 2008 RESULTS
First quarter 2008 net income was $72.1 million, compared with $38.2 million for the same period in 2007. Basic and fully-diluted EPS for the first quarter 2008 were $0.83 and $0.82, respectively, up from the $0.45 basic and fully-diluted EPS reported for the first quarter of 2007.
Mariner’s net production during the first quarter 2008 was 31.3 billion cubic feet of natural gas equivalent (Bcfe), compared with 25.4 Bcfe for the first quarter 2007. Net natural gas production for the first quarter 2008 was 21.0 billion cubic feet (Bcf), a 20% increase compared with the 17.5 Bcf reported for the first quarter 2007. Net oil production for the first quarter 2008 was up 29% to 1.35 million barrels (MMBbls), compared with 1.05 MMBbls for the same period in 2007. Net natural gas liquids (NGL) production for the first quarter 2008 was 0.38 MMBbls, a 36% increase compared with the 0.28 MMBbls reported for the first quarter 2007.

For the first quarter 2008, Mariner’s average realized natural gas price was $8.57 per thousand cubic feet (Mcf), compared with $8.04 per Mcf for the same period in 2007. Mariner’s average realized oil price was $84.16 per barrel (Bbl) for the first quarter 2008, compared with $57.76 per Bbl for the same period in 2007. The first quarter 2008 average realized NGL price was $55.65 per Bbl, compared with $33.04 per Bbl for the first quarter 2007. Average realized prices reflect settlements during the period under Mariner’s hedging program.
Mariner provides additional information regarding its hedging activities in quarterly and annual reports filed with the Securities and Exchange Commission.
OPERATIONAL UPDATE
Offshore
Mariner drilled five offshore wells during first quarter of 2008. Four of the five were successful:

			Water
		Working	Depth
Well Name	Operator	Interest	(Ft)	Location
Eugene Island 342 C16BP1	Mariner	50%	287	Conventional Shelf
Vermilion 380 A20	Mariner	100%	340	Conventional Shelf
Vermilion 380 A20ST1	Mariner	100%	340	Conventional Shelf
South Marsh 76 F-1	Mariner	100%	138	Conventional Shelf
Subsequent to the first quarter, Mariner has drilled two successful offshore wells:

			Water
		Working	Depth
Well Name	Operator	Interest	(Ft)	Location
West Cameron 110 #19	Mariner	50%	41	Conventional Shelf
Viosca Knoll 821 #1	Mariner	30%	1,108	Deepwater
Mariner is currently drilling three wells.

			Water
		Working	Depth
Well Name	Operator	Interest	(Ft)	Location
South Marsh 76 F-2	Mariner	100%	138	Conventional Shelf
Eugene Island 342 C17	Mariner	50%	287	Conventional Shelf
Garden Banks 462 #1	Mariner	60%	2,820	Deepwater
Onshore
In the first quarter of 2008, Mariner drilled 36 wells in West Texas, all of which were successful.
CONFERENCE CALL TO DISCUSS RESULTS
A conference call has been scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Wednesday, May 7, 2008, to discuss first quarter 2008 financial and operating results. To participate in the call, please dial (866) 362-4832 at least 10 minutes prior to the scheduled start time. International callers can dial (617) 597-5364. The conference pass code for both numbers is 77864427. The call also will be webcast live over the internet and can be accessed through the Investor Relations’ Webcasts and Presentations section of Mariner’s website at http://www.mariner-energy.com.
A telephonic replay of the call will be available through May 17, 2008, by dialing (888) 286-8010 or (617) 801-6888, pass code 37526232. An archive of the webcast will be available shortly after the call through June 30, 2008, on Mariner’s website.

IMPORTANT INFORMATON CONCERNING FORWARD-LOOKING STATEMENTS
AND CERTAIN STATISTICS
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. The forward-looking statements provided in this press release are based on the current belief of Mariner based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner does not undertake to update its guidance estimates as conditions change or as additional information becomes available and there can be no assurance that any of the guidance estimates can or will be achieved. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other documents filed by Mariner with the SEC. Any of these factors could cause the actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2007 and other documents filed by Mariner with the SEC. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.
Reconciliation of Non-GAAP Measure: Operating Cash Flow
Operating cash flow (OCF) is not a financial or operating measure under generally accepted accounting principles in the United States of America (GAAP). The table below reconciles OCF to related GAAP information. Mariner believes that OCF is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

	Three Months Ended March 31,
	2008	2007
	(In Thousands)

Cash flow from operating activities (GAAP)	$214,171	$153,629
Changes in assets and liabilities	25,843	5,026

Operating cash flow (non-GAAP)	$240,014	$158,655

COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
MARINER ENERGY, INC.
SELECTED OPERATIONAL RESULTS(1)
(Unaudited)
Net Production, Realized Pricing and Operating Costs

	Three Months Ended
	March 31,
	2008	2007

Net production:
Natural gas (Bcf)	21.0	17.5
Oil (MMBbls)	1.35	1.05
Natural gas liquids (MMBbls)	0.38	0.28
Total production (Bcfe)	31.3	25.4

Realized prices (net of hedging):
Natural gas ($/Mcf)	$8.57	$8.04
Oil ($/Bbl)	84.16	57.76
Natural gas liquids ($/Bbl)	55.65	33.04

Operating costs per Mcfe:
Lease operating expense	$1.43	$1.26
Severance and ad valorem taxes	0.15	0.12
Transportation expense	0.10	0.07
General and administrative expense	0.38	0.50
Depreciation, depletion and amortization	3.81	3.89

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS (1)
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Natural gas	$179,623	$140,532
Oil	113,614	60,451
Natural gas liquids	20,981	9,149
Other revenues	1,679	1,472

Total revenues	315,897	211,604
Cost and Expenses:
Lease operating expense	44,832	32,054
Severance and ad valorem taxes	4,610	2,990
Transportation expense	3,019	1,902
General and administrative expense	11,926	12,593
Depreciation, depletion and amortization	119,318	98,855
Other expense	537	168

Total costs and expenses	184,242	148,562

OPERATING INCOME	131,655	63,042

Other Income (Expense):
Interest income	326	291
Interest expense, net of capitalized amounts	(18,571)	(12,347)
Other income	—	5,431

Income before taxes and minority interest	113,410	56,417
Provision for income taxes	(41,194)	(18,210)
Minority Interest Expense	(90)	—

NET INCOME	$72,126	$38,207

Earnings per share:
Net income per share-basic	$0.83	$0.45
Net income per share-diluted	$0.82	$0.45

Weighted average shares outstanding-basic	87,294	85,516
Weighted average shares outstanding-diluted	88,013	85,705

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

MARINER ENERGY, INC.
BALANCE SHEET
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
Current Assets Cash and cash equivalents	$3,872	$18,589
Receivables, net of allowances	208,415	157,774
Insurance receivables	26,683	26,683
Derivative financial instruments	—	11,863
Intangible assets	9,319	17,209
Prepaid expenses and other	24,525	10,630
Deferred tax asset	51,015	6,232

Total current assets	323,829	248,980

Property and equipment (net)	2,835,477	2,420,194
Restricted cash	—	5,000
Goodwill	295,598	295,598
Insurance receivables	56,924	56,924
Derivative financial instruments	—	691
Other Assets, Net of Amortization	65,442	56,248

TOTAL ASSETS	$3,577,270	$3,083,635

Current Liabilities Accounts payable	$13,894	$1,064
Accrued liabilities	105,531	96,936
Accrued capital costs	165,018	159,010
Abandonment liability	32,683	30,985
Accrued interest	20,840	7,726
Derivative financial instruments	132,546	19,468

Total current liabilities	470,512	315,189

Long-Term Liabilities Abandonment liability	232,703	191,021
Deferred income tax	378,953	343,948
Derivative financial instruments	44,066	25,343
Long-term debt, bank credit facility	430,000	179,000
Long-term debt, senior unsecured notes	600,000	600,000
Other long-term liabilities	45,104	38,115

Total long-term liabilities	1,730,826	1,377,427

Minority Interest	$91	$1

Stockholders’ Equity Common stock, $.0001 par value; 180,000,000 shares authorized; 87,810,265 shares issued and outstanding at March 31, 2008; 180,000,000 shares authorized, 87,229,312 shares issued and outstanding at December 31, 2007	9	9
Additional paid-in capital	1,057,039	1,054,089
Accumulated other comprehensive income/(loss)	(112,829)	(22,576)
Accumulated retained earnings	431,622	359,496

Total stockholders’ equity	1,375,841	1,391,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,577,270	$3,083,635

MARINER ENERGY, INC.
SELECTED CASH FLOW INFORMATION (1)
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2008	2007

Operating cash flow(2)	$240,014	$158,655
Changes in operating assets and liabilities	(25,843)	(5,026)

Net cash provided by operating activities	$214,171	$153,629

Net cash used in investing activities	$(480,213)	$(116,942)

Net cash provided by (used in) financing activities	$251,325	$(39,955)

Decrease in cash and cash equivalents	$(14,717)	$(3,268)

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

(2)	See above for reconciliation of this non-GAAP measure.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company headquartered in Houston, Texas, with principal operations in West Texas and the Gulf of Mexico. For more information about Mariner, please visit its website at www.mariner-energy.com.
For further information, contact:
Patrick Cassidy, Director, Investor Relations
ir@mariner-energy.com
(713) 954-5558
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